EXHIBIT H

                            FORM ACCESSION AGREEMENT


         This Accession Agreement dated as of January 15, 2002 (this "Agreement) is executed and delivered in connection with the Credit Agreement dated as of November 6, 1998, among Valhi, Inc., a Delaware corporation, the financial institutions parties thereto, as Banks, U.S. Bank National Association, as the Administrative Agent, the Issuing Bank, and the Arranger (as modified from time to time, the "Credit Agreement," the capitalized terms of which are used herein unless otherwise defined herein).

         Whereas,  as contemplated by Section 2.18 of the Credit Agreement,  the
Borrower  has  requested   that  the  aggregate   Commitments  be  increased  to
$70,000,000; and

         Whereas, PNB Financial Bank has agreed to become a Bank under the Credit Agreement with a Commitment on $15,000,000;

         Now therefore the parties hereto agree as follows:

         1. PNB Financial Bank shall, on and as of the Effective Date (as herein defined) become a Bank under the Credit Agreement with a Commitment of $15,000,000.

         2. PNB Financial Bank hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (v) specifies as its Applicable Lending Offices the offices set forth in Annex A of this Agreement.

         3. The address for notices to PNB Financial Bank under the Credit Agreement is set forth on Annex A to this Agreement.

         4. On the Effective Date, notwithstanding anything to the contrary in the Credit Agreement, PNB Financial Bank shall be a "Bank" for all purposes under the Credit Agreement.

         5. On the Effective Date, the Borrower shall execute and deliver to PNB Financial Bank a Note in the form of Exhibit A attached to the Credit Agreement, which Note shall be dated as of the Effective Date, shall be payable to the order of PNB Financial Bank, and shall be in the amount of $15,000,000.

         6. The date this Agreement becomes effective (the "Effective Date") shall be January 15, 2002, provided that on such date (i) no Default shall have occurred and be continuing and (ii) the Borrower shall prepay any outstanding Advances which were made by the Banks prior to such date.

         7. In connection with this Agreement, the Borrower hereby represents and warrants that all of the representations and warranties set forth in the Credit Documents (other than those made as of a specific date) are true and correct in all material respects on and as of the date of this Agreement, and no Default has occurred.

         8. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.


                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


         IN WITNESS WHEREOF this Agreement is executed and delivered as of the date first mentioned above.


                                                BORROWER:

                                                VALHI, INC.



                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________


                                                AGENT:

                                                U.S. BANK NATIONAL ASSOCIATION
                                                     As Agent



                                                By:_____________________________

                                                Name:___________________________

                                                Title:__________________________


                                                PNB FINANCIAL BANK:



                                                By:_____________________________
                                                Name:      Ronald C. Berg
                                                Title:    Senior Vice President


                         ANNEX A TO ACCESSION AGREEMENT


                         APPLICABLE LENDING OFFICES AND
                  ADDDRESSES FOR NOTICE FOR PNB FINANCIAL BANK



         Applicable Lending Offices:

         Domestic Lending Office:                Eurodollar Lending Office:

         2911 Turtle Creek Blvd.                 2911 Turtle Creek Blvd.
         Suite 1300                              Suite 1300
         Dallas, Texas 75219                     Dallas, Texas 75219
         Ronald C. Berg                          Ronald C. Berg
         Senior Vice President                   Senior Vice President
         Direct Phone Line    214/252-4108       Direct Phone Line  214/252-4108
         Telecopy:            214/252-4098       Telecopy      214/252-4098




         Address for Notices:

         2911 Turtle Creek Blvd., Suite 1300
         Dallas, Texas 75219
         Ronald C. Berg
         Senior Vice President
         Direct Phone Line          214/252-4108
         Telecopy:                  214/252-4098